Exhibit 99.1

Equal Energy Announces Change in Management

OKLAHOMA CITY, July 15, 2013 /CNW/ - Equal Energy Ltd. (NYSE:EQU) (TSX:EQU.TO) reported that Dell Chapman, Senior Vice-President Finance, is retiring from the company, effective today.

“With the financial operations successfully transitioned from Calgary to Oklahoma City, Dell has completed his role in the repositioning of Equal Energy as a U.S.-based energy company. Dell has been a tremendous asset to our team and we wish him all the best,” said Don Klapko, Equal’s President and Chief Executive Officer.

As part of the planned transition, Equal is pleased to announce that Scott Smalling, currently Vice-President and Chief Financial Officer, has been named Senior Vice-President Finance and Chief Financial Officer.

Mr. Smalling joined Equal in its Oklahoma City office in February 2013. He brings more than 12 years of experience in the oil and gas industry, including skills in the areas of corporate finance, treasury and investor relations. Mr. Smalling is a Chartered Financial Analyst and earned a B.S. in Finance from Oklahoma State University.

“Scott has proved himself to be a valuable member of the executive team since joining Equal. We look forward to his continuing contributions to the company’s success,” added Mr. Klapko.

As previously disclosed, Equal officially relocated its corporate headquarters to Oklahoma City on March 15, 2013. Following the departure of Mr. Chapman, the Calgary staff has been reduced to one full-time employee and three consultants. Equal expects to expense the remainder of its relocation costs during the third quarter of 2013.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and The Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities law including statements relating to the future expensing of general and administration costs. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, such as risks associated with oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated forward looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal’s operations or financial results are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

For further information please contact:

Don Klapko

President and CEO

(403) 536-8373 or (877) 263-0262

or

Scott Smalling

Sr. VP Finance and CFO

(405) 242-6020 or (855) 513-7825

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